                                                                   Exhibit 11

                              ROSLYN BANCORP, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
               (In thousands, except share and per share amounts)
                                   (Unaudited)



                                                                               For the                        For the
                                                                          Three Months Ended            Three Months Ended
                                                                            March 31, 2002                March 31, 2001
                                                                            --------------                -------------
Net income                                                                   $     33,584                  $    25,327
                                                                             ------------                  -----------

Weighted average common shares outstanding (1)                                 80,718,120                   87,530,141
                                                                             ------------                  -----------

Basic earnings per common share (1)                                          $       0.42                  $      0.29
                                                                             ============                  ===========

Weighted average common shares outstanding (1)                                 80,718,120                   87,530,141

Potential common stock due to dilutive effect of stock options (1)              1,764,100                    1,424,746
                                                                             ------------                  -----------

Total shares for diluted earnings per share (1)                                82,482,220                   88,954,887
                                                                             ============                  ===========

Diluted earnings per common share (1)                                        $       0.41                  $      0.28
                                                                             ============                  ===========


(1) Prior period amounts have been adjusted to reflect the 3-for-2 stock split on August 22, 2001.